Exhibit 10.61

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

This Agreement is entered as of February 4, 2008 (hereinafter “Effective Date”)

By and between

Anesiva Inc., a company organised and existing pursuant to the laws of Delaware, USA, and having its principal place of business at 650 Gateway Boulevard, South San Francisco, CA 94080, USA (hereinafter “ANESIVA”)

on the one part

and

SIGMA-TAU Industrie Farmaceutiche Riunite S.p.A., a company organised and existing pursuant to the laws of Italy and having its registered offices in Rome, 47 Viale Shakespeare, 00144, Italy (hereinafter “SIGMA-TAU”)

on the other part

PREMISES

WHEREAS, ANESIVA possesses certain rights relating to the Product, the Know-How and the Patents (as hereinafter respectively defined); and

WHEREAS, ANESIVA and SIGMA-TAU signed on August 29, 2007 a Letter of Intent (hereinafter “LOI”) whereby the Parties (as hereinafter defined) have agreed to enter into a licence agreement in order to have SIGMA-TAU register, import, promote, distribute and sell, directly or indirectly, the Product in the Field in the Territory (as hereinafter respectively defined) under the Know-How and the Patents in accordance with certain terms and conditions;

WHEREAS, in accordance with the LOI, SIGMA-TAU is willing to obtain from ANESIVA an exclusive license under the Know-How and the Patents to register, import, promote, distribute and sell, directly or indirectly, the Product in the Field in the Territory; and

WHEREAS, in accordance with the LOI, ANESIVA is willing to grant to SIGMA-TAU such exclusive license in the Territory under the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter set forth, the Parties do hereby agree as follows:

1.	PREMISES

1.1	The premises form an integral part of this Agreement and are binding for the Parties hereof.

2.	DEFINITIONS

2.1	Definitions: The following terms as used in this Agreement shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article:

2.1.1	“Affiliated Company” shall mean:

(i)	an organization more than fifty percent (50%) of the voting stock of which is owned and/or controlled directly or indirectly by either Party;

(ii)	an organization which directly or indirectly owns and/or controls more than fifty percent (50%) of the voting stock of either Party;

(iii)	an organization which is directly or indirectly under common control of either Party through common shareholding or which is directly or indirectly under common control of the respective shareholders of either Party;

2.1.2	“DCP” shall have the meaning set forth in Clause 6.1.1;

2.1.3	“Drug Release Testing” shall mean the final drug release testing conducted by the Release Site in Europe before releasing the Product for human use in the Territory under this Agreement. The testing should be conducted as per the specifications provided by ANESIVA being in line with the respective approved Registrations of the Product in the Territory and all the costs of drug release testing for the Product ordered by SIGMA-TAU to ANESIVA under this Agreement will be [*];

2.1.4	“Ex-Factory Price” shall mean the average selling price to independent buyers for each unit of Product in the Territory for a Marketing Year, less value added tax and other similar sales taxes related to the sale of the Products;

2.1.5	“Field” shall mean the [*] and all other similar indications for which the Product may be developed, registered, imported, promoted, distributed, sold or used;

2.1.6	“Know-How” shall mean all scientific, medical, marketing data and information relating to the Product and known, available to or in the possession of ANESIVA whether generally known to others or not, which are necessary or useful to SIGMA-TAU to carry out the Drug Release Testing, register, import, promote, distribute and sell the Product in the Field in the Territory under the terms of this Agreement;

2.1.7	“Other Anesiva Partners” shall have the meaning set forth in Clause 6.1.3;

2.1.8	“Manufacture” shall have the meaning set forth in Clause 8.7. The terms “Manufacturer”, “Manufactured” and “Manufacturing” as used in this Agreement shall be interpreted accordingly;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.1.9	“Marketing Year” shall mean the period starting from the date of the first distribution of the Product by SIGMA-TAU and/or its designated Sub-licensees to the first customer in the Territory ending after 12 (twelve) months from such first distribution date and each 12 (twelve) month period thereafter;

2.1.10	“Net Sales” shall mean the gross amount of sales made by SIGMA-TAU and/or its designated Sub-licensees of the Product in the Territory to the first independent buyer in bona fide arm’s length transactions, less: (i) quantity and/or cash discounts actually allowed or taken to the extent customary (ii) customs duties excise taxes, if any, directly related to the sale of the Product and actually paid (iii) amounts allowed by reason of rejections and return of goods, (iv) third party rebates related to the sale of the Product, to the extent allowed, and (v) value added tax and other similar sales taxes related to the sale of the Product;

2.1.11	“Parties” shall mean ANESIVA and SIGMA-TAU collectively, and Party means either of them;

2.1.12	“Patents” shall mean any and all patent/s and/or patent application/s disclosing and/or claiming the Product as listed in Appendix A attached hereto, owned by or licensed to ANESIVA during the term of this Agreement, as well as any extension, continuation and continuations-in-part applications, divisions, re-issues and re-examination thereof in the Territory;

2.1.13	“Product” shall mean ANESIVA’s powder intradermal injection system containing lidocaine in finished form ready for use, as described in Appendix B attached hereto, and [*], and/or [*] developed and realized by and/or on behalf of ANESIVA and/or made available to ANESIVA;

2.1.14	“Release Site” shall have the meaning set forth in Clause 6.1.3;

2.1.15	“Registrations” shall mean any and all government registrations, including the marketing authorizations and any other licenses and permits necessary to register, import, promote, distribute and sell the Product in the Field in the Territory;

2.1.16	“Registration Dossier” shall mean any pre-clinical, clinical, medical, scientific an technical information relating to the Product and contained in the registration dossier prepared or to be prepared by ANESIVA in order to file an application to obtain a Registration under the decentralized procedure in accordance with: ii) EU standards; and any and all EU regulations and directives currently in force;

2.1.17	“Specifications” shall have the meaning set forth in Clause 8.7;

2.1.18	“Sub-licensees” shall mean any entities, including but not limited to SIGMA-TAU’ s Affiliated Companies, to whom any of the marketing rights with regard to the Product granted to SIGMA-TAU under this Agreement have been further licensed or sublicensed by SIGMA-TAU in accordance with the provisions of Clause 3.5;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.1.19	“Territory” shall mean the territories set forth in Appendix C. Other countries may be added to the Territory from time to time upon mutual written agreement between the Parties;

2.1.20	“Trademark” shall mean the trademark set forth in Appendix D, registered or to be registered in the name of ANESIVA or, [*], any other trademark/s chosen at its sole discretion by [*] and registered in the name of [*] in the Territory, which shall be used to identify the Product sold by SIGMA-TAU in the Territory. Any such other trademark [*] shall hereafter be referred to as the “[*] Trademark”.

2.2	Sections and Headings: The division of this Agreement into Articles, sections, subsections and Appendices and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Clause or Appendices refers to the specified Clause or Appendices to this Agreement. In this Agreement, the terms “this Agreement”, “hereof’, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular part, Clause, Appendix or the provision hereof.

2.3	Other Terms: Words in this Agreement having the singular meaning shall include the plural meaning, words denoting any genera include all genders, words denoting persons include firms and corporation and in each case vice versa.

2.4	Appendices: The Appendices attached hereto are incorporated in and form part of this Agreement.

3.	GRANT OF LICENCE

3.1	ANESIVA hereby grants to SIGMA-TAU and SIGMA-TAU hereby accepts: a) an exclusive license under the Patents and the Know-How to register, import, promote, sell and distribute the Product in the Territory; b) an exclusive license to use the Trademark, [*], to register, import, promote, sell and distribute the Product in the Territory. In such a case, SIGMA-TAU shall make use of the Trademark in all materials and activities related to the marketing, sale and distribution of the Product.

3.2	In accordance with Clause 3.1 (b), [*] to the [*], to [*] the Product in the Territory; such [*] trademark to be chosen, owned and registered and maintained by [*] under this Agreement.

3.3	SIGMA-TAU shall have the right to use the SIGMA-TAU logo along on Product’s material packaging.

3.4	Furthermore, ANESIVA hereby grants to SIGMA-TAU, and SIGMA-TAU hereby accepts, the exclusive right to use the Patents, the Registration Dossier, the Know-How and the Trademark, if applicable, to carry out the Drug Release Testing in order to register, import, promote, sell and distribute the Product in the Territory.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.5	SIGMA-TAU shall have the right to grant sub-licenses to any of its Affiliated Companies upon written notice to ANESIVA and to third parties upon prior written approval by ANESIVA; such approval not to be unreasonably withheld or delayed.

3.6	[*] shall be entitled to describe itself as [*] for the Product, but shall not be or be considered as [*] or as [*]. Neither SIGMA-TAU nor ANESIVA shall have any right to negotiate or to enter into any contracts or commitments in the name of, or on behalf of, either of the said Parties, to bind the other in any respect whatsoever.

4.	EXCHANGE OF INFORMATION

4.1	ANESIVA shall disclose to SIGMA-TAU the Know-How available to ANESIVA which is necessary or helpful for SIGMA-TAU to carry out the Drug Release Testing, register, import, promote, sell and distribute the Product in the Territory and generally to fulfil the purpose of this Agreement. ANESIVA shall also promptly disclose to SIGMA-TAU from time to time additional Know-How which is available to ANESIVA and which may be developed or acquired by ANESIVA during the term of this Agreement and which ANESIVA is free to disclose.

4.2	SIGMA-TAU shall provide ANESIVA with access, and the right to reference, to any marketing, clinical and other data and information in its possession and control that are potentially useful in the sale and marketing of the Product in the Territory for ANESIVA’s potential use outside the Territory.

4.3	ANESIVA shall provide SIGMA-TAU with access, and the right to reference, to any marketing, clinical and other data and information in its possession and control, including the Know-How, which are potentially useful to register, import, promote, sell and distribute the Product in the Territory. In accordance with Clause 4.2 above, SIGMA-TAU will do the same with such data and information in its possession for ANESIVA’ s potential use outside the Territory.

4.4	Both Parties shall appoint a project leader within [*] of signing the Agreement, through which all communications regarding this Agreement will be initially directed. The project leaders will facilitate direct communication between functional experts as needed to manage activities under this Agreement.

5.	OBLIGATION TO KEEP SECRET

5.1	SIGMA-TAU shall, during the term of this Agreement and thereafter, keep confidential any and all information received from ANESIVA, including the Know-How, except for:

(a)	information which, prior to its disclosure to SIGMA-TAU and/or its Sub-licensees, is part of the public domain;

(b)	information which, after its disclosure to SIGMA-TAU, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by SIGMA-TAU;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	information which SIGMA-TAU can establish by competent proof was in its possession or in possession of its Sub-licenses, prior to its disclosure to SIGMA-TAU and was not acquired, directly or indirectly, from ANESIVA; and

(d)	information which SIGMA-TAU can establish by competent proof was received from a third party provided, however, that it was not obtained by said third party, directly or indirectly, from ANESIVA.

5.2	SIGMA-TAU shall make the information which is obligated to keep confidential pursuant to this Article known only to those employees of SIGMA-TAU and/or its Sub-licensees who must be informed, and only to the extent necessary to serve the purpose of this Agreement.

5.3	The obligations of confidentiality and restrictions on use contained in this Clause 5 shall remain in effect for a period of [*] from the Effective Date.

6.	REGISTRATIONS

6.1	ANESIVA undertakes to:

6.1.1	successfully prepare[*] the Registration Dossier to be filed with the competent regulatory authorities under the decentralized procedure (hereinafter the “DCP”) in accordance with the terms of this Agreement; in particular ANESIVA undertakes to prepare the answers to the consolidated list of questions that will be eventually issued by the competent regulatory authorities under the DCP;

6.1.2	select the reference Member State in collaboration with SIGMA-TAU for the start of the DCP for the obtainment of the Registrations by SIGMA-TAU under this Agreement;

6.1.3	[*] for the [*] in the [*] other than the [*], to collaborate with SIGMA-TAU: i) prior to the start of the [*], in order to [*] the same [*] in [*], in case SIGMA-TAU requests to do so; ii) during the [*], for the obtainment of the Registrations and after the obtainment of the Registrations, for any variations to the Registrations under the DCP;

6.1.4	promptly supply SIGMA-TAU with all the relevant information and data, including the Registration Dossier, necessary to obtain and/or maintain the Registrations of the Product in the Territory in the name of SIGMA-TAU and/or its Sub-licensees under the DCP;

6.1.5	prepare the dossiers relevant to any variations to the initial Registrations to be provided to SIGMA-TAU and Other Anesiva Partners for the submission to the competent regulatory authorities, should a variation be originated by ANESIVA or by SIGMA-TAU as described in Clause 6.7;

6.1.6	Prepare any PSUR and Product renewal dossiers to be submitted in Europe according to the predefined timelines;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.1.7	ANESIVA shall be responsible for the activities provided under this Clause 6.1. Upon ANESIVA’s written request, SIGMA-TAU shall make its best efforts to reasonably cooperate with ANESIVA, at [*] with regard to the activities provided under Clauses 6.1.1 and 6.1.5; such [*] will be [*] and [*] to [*].

6.2	[*] shall [*] of the [*] for the [*] the [*]. [*] shall be the owner of the Registrations in the Territory, including any Registrations as amended in consequence of required variations, which shall be obtained and maintained at [*] of [*]. [*] shall promptly inform [*] of any request coming from or to be addressed to the relevant regulatory authorities in each country of the Territory regarding the Product.

6.3	SIGMA-TAU shall in respect of each order for the Product be responsible for:

(a)	complying with all applicable laws and regulations relating to the import, promotion and sale of the Product in the Territory (other than those agreed beforehand with Principal relating to the packaging or labelling of the Product) and shall notify the Principal of any changes in the laws and regulations in the Territory relating to the packaging or labelling of the Product;

(b)	obtaining any necessary import licences, certificates of origin or other requisite documents and paying all applicable customs and duties in respect of the importation of the Product into the Territory and their sale and redistribution in the Territory.

6.4	ANESIVA shall fully cooperate with SIGMA-TAU and/or its Sub-licensees to the best of its ability by assisting SIGMA-TAU and/or its Sub-licensees in obtaining and maintaining:

(a)	requisite documentation in Clauses 6.1, 6.2 and 6.3 a) above;

(b)	all governmental approvals required to export the Product from abroad and to import the Product into the Territory.

6.5	Should [*] fail to [*] or [*] necessary to [*], ANESIVA shall be entitled to terminate this Agreement forthwith at any time.

6.6	SIGMA-TAU will collaborate with Other Anesiva Partners during the DCP and after the obtainment of the Registrations for any variations to the Registrations under the DCP.

6.7	During the DCP, should any competent regulatory authority or any relevant law in the Territory require, for the obtaining and/or the maintenance of the Registrations and/or any governmental licences, any documentation or information not included in the Know-How, at SIGMA-TAU request, ANESIVA shall promptly provide[*] any further necessary documentation to support SIGMA-TAU’s and/or its Sub-licensees’ efforts to obtain and maintain the Registrations and/or any governmental licences to import, promote, distribute and sell the Product in the Territory under this Agreement. In this latter case, SIGMA-TAU shall make and shall cause its Sub-licensees to make their best efforts to reasonably cooperate with ANESIVA, [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.8	In accordance with Clause 4.1, during the term of this Agreement ANESIVA shall support SIGMA-TAU with any and all information and data on the Product, including Know-How, which are available or will be available to ANESIVA, so that SIGMA-TAU may take all steps which may be required by law in order to obtain and maintain the Registrations, import, promote, sell and distribute the Product in the Territory as well as carry out the Drug Release Testing. ANESIVA shall sign all necessary documents and perform all other obligations which may be required in order to assure that SIGMA-TAU will obtain and maintain the Registrations, import, promote, distribute and sell the Product in the Territory as well as carry out the Drug Release Testing in accordance with the Registrations.

6.9	Each Party shall promptly provide the other Party with any information and data relating to any serious or previously unknown side effects or adverse reactions, which occur during the use of the Product, received by or reported to one of the Parties from any sources, according to procedures which will be agreed upon by the Parties separately. Furthermore ANESIVA shall cause Other Anesiva Partners to: i) provide SIGMA-TAU with any information and data relating to any serious or previously unknown side effects or adverse reactions, which occur during the use of the Product, received by or reported to Other Anesiva Partners from any sources, in accordance with any EU applicable laws and regulations; and (ii) prepare the PSUR. In particular, any communication to the competent regulatory authority by SIGMA-TAU and Other Anesiva Partners with regard to the Product pharmacovigilance activities (PSUR, etc.) shall have an identical content. Within [*] of the execution of the Agreement the Parties will sign a Pharmacovigilance Agreement.

7.	COMMERCIALIZATION

7.1	It is agreed that SIGMA-TAU obligations hereunder also include the physical promotion, sale and distribution of the Product in the Territory, directly or indirectly, as well as the distribution of written promotional material relating to the Product, whose contents shall obtain ANESIVA’s suggestion and advice. Furthermore, SIGMA-TAU will send to ANESIVA a copy of the most selected and representative promotional and marketing materials.

7.2	SIGMA-TAU and/or its Sub-licensees shall have the sole control of all commercialization decisions regarding the commercialization of the Product in the Territory. Notwithstanding the foregoing, SIGMA-TAU shall, directly or through its Sub-licensees, commercialize the Product in accordance with the Product Profile as it has been communicated in writing to SIGMA-TAU by ANESIVA. For the purpose hereof, “Product Profile” shall mean the approved indications for the Product, as set out in the Registrations.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.3	SIGMA-TAU shall keep ANESIVA timely and completely informed about the preparation of the launching of the Product in each country of the Territory, as well as about the relevant launching dates.

7.4	SIGMA-TAU will send to ANESIVA within [*] after the end of each Marketing Year, a written report detailing sales of the Product for the previous Marketing Year in units and value and the relevant Net Sales of the Product. SIGMA-TAU shall send to ANESIVA, upon ANESIVA’s request [*] in any Marketing Year, a brief summary of the most important promotional activities connected with the Product, the activities of SIGMA-TAU’s and/or its Sub-licensees sales forces in promoting the Product, including information relating to market developments and acceptance of the Product in the Territory. Furthermore, SIGMA-TAU will send to ANESIVA [*] a written report detailing the Product inventory for the previous calendar quarter in units.

7.5	The Parties recognize that concrete [*] with regard to the Product in the Territory in any Marketing Year are unlikely to be [*]. Therefore, the Parties hereby identify [*] that SIGMA-TAU and/or its Sub-licensees may be possibly achieving in the [*], provided that such figures do not imply any [*] for SIGMA-TAU in any of said Marketing Years and have to be revised [*] before the end of each Marketing Year.

[*]

For the purpose hereof “Market Share” shall mean the market related to [*].

8.	SUPPLY OF PRODUCT

8.1	ANESIVA hereby agrees to sell the Product to SIGMA-TAU and SIGMA-TAU hereby agrees to purchase from ANESIVA all of SIGMA-TAU’s requirements for the Product in the Territory.

8.2	From the execution of this Agreement and until the date upon which ANESIVA’s [*] for the Product in the Territory is approved in accordance with the applicable EU laws (approximately [*]), SIGMA-TAU shall launch and commercialize only in [*] the Product supplied from ANESIVA’s [*] as approved in accordance with the applicable EU laws. In the unlikely event that ANESIVA’s [*] does not obtain the above said approval [*], then ANESIVA is obliged to supply SIGMA-TAU with the Product from its approved [*] also for the [*] of the [*] other than [*]. Therefore, [*], SIGMA-TAU may initiate the commercialization of the Product in such other countries of the Territory. ANESIVA shall use commercially reasonable efforts consistent with demand for the Product, to obtain the approval by the competent regulatory authorities of a [*].

8.3

Each month, not later than the [*], SIGMA-TAU shall provide ANESIVA with a rolling [*] non-binding forecast broken down into SIGMA-TAU’s estimated requirements of the Product for the Territory for each calendar month. The first [*] of the [*] forecast shall be binding. ANESIVA will acknowledge acceptance of the forecast within [*]. Each month, not later than the [*] of the month, SIGMA-TAU will place a purchase order for

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

each month with delivery date within [*] from the order date. ANESIVA will acknowledge the purchase order within [*]. SIGMA-TAU shall exert all reasonable efforts to make each forecast as accurate as possible and, if necessary, shall update such forecasts at the [*] to reflect actual and projected demand.

8.4	In accordance with Clause 8.3 above, the first [*] of each rolling forecast shall be considered firm orders. SIGMA-TAU shall provide ANESIVA with a written firm purchase order specifying delivery date(s) which shall be within [*] from the date of the order. Each revised estimate in terms of increasing of the Product’s quantity originally ordered, if communicated less than [*] in advance, shall be submitted to feasibility analysis. ANESIVA shall inform SIGMA-TAU within [*] about the feasibility of meeting the requirements exceeding the forecast originally delivered.

8.5	If SIGMA-TAU has to make any change to the packaging material for the Product due to requests of the competent regulatory authorities, ANESIVA shall be given a lead time to supply the Product in that new packaging material of at least [*] from SIGMA-TAU’s approval of the last component of the packaging material, [*], unless a shorter time is requested by the competent regulatory authorities. If SIGMA-TAU wishes to make any change to the packaging material for the Product, ANESIVA shall be given a lead time to supply the Product in that new packaging material of at least [*] from SIGMA-TAU’ s approval of the last component of the packaging material, [*]. In this latter case, it is understood between the Parties that SIGMA-TAU can make changes to the packaging material for the Product [*]. Should components of old packaging materials, which in no case shall be equal to [*], be stocked in ANESIVA’ s or its Manufacturer warehouse and should these components not be used for packaging the Product, all the relevant direct costs of destruction shall be charged to [*]. For the sake of clarity, [*] shall no bear any direct costs of destruction for components of old packaging materials exceeding the above said [*].

8.6	Each of SIGMA-TAU’s purchase orders shall be for full lot sizes, the quantities per lot size are set forth in Appendix B. Delivery of the Product to SIGMA-TAU or its Sub-licensees shall be CIP (ICC Incoterms 2000) location to be communicated separately by SIGMA-TAU.

8.7	ANESIVA undertakes to Manufacture or have Manufactured, use, and handle the Product, to comply with: i) “the Rules governing Medicinal Products in the European Community Volume IV - Guidelines for Good Manufacturing Practice for Medicinal Products” (“GMP”), ii) all relevant applicable law; iii) the specifications of the Product as set out in the Registrations, and iv) the positive assessment of the Release Site (hereinafter collectively the “Specifications”). For the purpose hereof, “Manufacture” and “Manufactured” shall mean the following Manufacturing activities with regard to the Product carried out by the approved Manufacturer(s) before delivery to SIGMA-TAU:

(i)	the purchase, receipt and testing of the raw materials, including active ingredient and excipients;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)	the processing of the raw materials into the Product;

(iii)	the packing of the Product into its primary packing material (needleless syringe);

(iv)	the final packaging;

(v)	the finished product QC testing and drug release;

(vi)	the storage of the Product and shipment to Europe when the European Release Site has taken place.

8.8	The Product shall be supplied [*] in accordance with any applicable laws and regulations in the Territory. SIGMA-TAU shall prepare, at its own expense, the artwork of packaging materials, labels and insert brochures of the Product in compliance with GMP and the Registrations and in a format specified by ANESIVA. SIGMA-TAU shall send to ANESIVA the descriptions therein and designs thereof to and shall take care of ANESIVA’s suggestion and advice. ANESIVA shall then source such labels and packages from approved vendors.

8.9	SIGMA-TAU acknowledges that ANESIVA will carry out the Manufacturing of the Product in the approved facilities in accordance with any applicable laws and regulations, including the Release Site as described in the Registration Dossier. Any variation of the Manufacturing site required by ANESIVA shall be promptly communicated in writing to SIGMA-TAU and will be subject to a variation to the Registrations according to Clause 6.1.5. ANESIVA acknowledges that any variation to the approved Manufacturing facilities will be implemented only after the approval by the competent regulatory authorities and, at the same time, ANESIVA shall ensure in good faith that any variation to the Manufacturing site shall not materially impede or delay the supply of the Product to SIGMA-TAU in accordance with this Clause 8. A material shortfall in the supply of the Product ordered by SIGMA-TAU equal to [*] or a [*] delay in the supply of the ordered Product to SIGMA-TAU will [*] by ANESIVA. In this case, [*] may [*] the [*] forthwith by [*] to [*] and [*] shall apply. SIGMA-TAU shall promptly file with the competent regulatory authorities any application for the variation of the Manufacturing site, provided, however, that ANESIVA supplies any and all relevant required documentation.

8.10	SIGMA-TAU may, at periodic intervals, audit the ANESIVA operation and facility where the Product is Manufactured to ensure that the Manufacturing is carried out in accordance with and as provided for in Clause 8.7. ANESIVA upon SIGMA-TAU’s reasonable prior notice, will permit SIGMA-TAU’s representatives, for the purpose of quality audit, all reasonable access to its Manufacturing and warehousing, areas, during normal business hours.

8.11

SIGMA-TAU will ask the European Release Site to permit representatives of ANESIVA to inspect the facilities for Drug Release Testing and to take samples of Product during normal business hours. Such inspection is limited to [*] and shall be subject to a [*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

notice period; provided, however, that SIGMA-TAU will make its best efforts to cause the Release Site to permit representatives of ANESIVA to make additional inspections in the event the Parties become aware of Product material quality problems. Upon ANESIVA reasonable request, SIGMA-TAU will provide ANESIVA with any Product information and documentation relating to the Drug Release Testing.

8.12	Any claims concerning weight, loss, damage or deviation from the Specifications shall be made in writing by SIGMA-TAU to ANESIVA within [*] after taking delivery of Product by or on behalf of SIGMA-TAU. After said [*] term, if no claim is made, the Product shall be considered accepted by SIGMA-TAU and ANESIVA shall be discharged from any responsibility for defect(s), except for intrinsic defects of the Product. In any case, should the Product show a latent defect becoming evident after the said [*], not due to other causes attributable to SIGMA-TAU, ANESIVA will replace it as indicated here under. In case of justifiable claim for defect in any portion of the delivered Product because of its failure to conform to the Specifications, ANESIVA shall, without charge, replace the defective portion with supplies which are in compliance with the Specifications. In any other cases, the Product received by SIGMA-TAU shall not be returned to ANESIVA. If the Parties are unable to resolve their differences, then either Party may refer the matter for final analysis to a specialized firm of international reputation acceptable to both Parties. The analysis of such firm shall be binding on both Parties hereto. The Party at fault shall pay the cost for such specialized firm. SIGMA-TAU shall, at ANESIVA’s request and expense, follow any reasonable instructions to return to ANESIVA or dispose of any Product which are not in compliance with the Specifications.

9.	COMPENSATION

9.1	In consideration for the rights granted herein, SIGMA-TAU shall make the following [*] payments to ANESIVA:

9.1.1	[*] Payment:

SIGMA-TAU shall pay ANESIVA:

[*]

Such payment shall be made within [*] from receipt of the relevant invoice by wire transfer to an account promptly communicated in writing by ANESIVA to SIGMA-TAU.

Should the [*], ANESIVA shall, at SIGMA-TAU’s request, promptly [*] the [*], except in the case [*] under this Agreement.

In accordance with the LOI, the [*] equal to [*] made by SIGMA-TAU to ANESIVA shall be [*] such [*] payments.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.1.2	Sales Milestone Payments:

Furthermore, SIGMA-TAU will pay ANESIVA an overall sum up to [*] divided in certain sales milestones, provided that, however, the Net Sales of Product in the Territory [*] the following [*] during a Marketing Year:

[*]

For the sake of clarity, each of the above sales milestones payments [*] and [*].

For example, if in the [*] the Net Sales exceed [*], the [*] sales milestone payment will become payable [*] in which the Net Sales in a Marketing Year have [*] such [*]. If in the [*] the Net Sales [*], the [*] sales milestone payment will become payable only that first time in which the Net Sales in a Marketing Year have [*] such [*] and so for the [*] sales milestone payment.

No payments shall accrue on the sales of SIGMA-TAU to its Sub-licensees as well as on any transactions between such entities. Payments shall accrue only on sales to unrelated third parties in arm’s length transactions.

9.2	All sales milestone payments shall be made within [*] from receipt of the relevant invoice by wire transfer to an account promptly communicated in writing by ANESIVA to SIGMA-TAU.

9.3	SIGMA-TAU shall keep or cause to be kept such records as are required to determine Net Sales in a manner consistent with SIGMA-TAU statutory filings. At the request (and expense) of ANESIVA, SIGMA-TAU and its Sub-licensees shall permit an independent certified public accountant appointed by ANESIVA and reasonably acceptable to SIGMA-TAU, at reasonable times and upon [*] notice, to examine only those records as may be necessary to determine, with respect to any Marketing Year ending not more than [*] to ANESIVA’ s request, the correctness or completeness of any Net Sales report or payment made under this Agreement. The foregoing right of review may be exercised only [*] and only [*] with respect to [*] periodic report. Results of any such examination shall be limited to information relating to the Product and subject to Clause 5. In the event that the audit of SIGMA-TAU’ s Net Sales results in reaching thresholds for milestone payments listed in Clause 9.1.2, when SIGMA-TAU reported not meeting these thresholds for a given Marketing Year, SIGMA-TAU will bear the cost of the audit and pay any milestone owed within [*] of the audit result.

10.	SUPPLY PRICE

10.1	The supply prices to be paid by SIGMA-TAU to ANESIVA for the Product supplied pursuant to this Agreement shall be equal to the [*] of [*] or [*] of the [*], on a country-by-country basis, CIP (ICC Incoterms 2000). The [*] for each country of the Territory shall be promptly communicated in writing by SIGMA-TAU to ANESIVA starting from the [*] with respect to that country and until the [*], and by [*] of each calendar year thereafter on a country-by-country basis.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.2	Should ANESIVA change its [*] to a [*] and the [*] of the Product is [*], then the Parties shall discuss and agree in good faith an appropriate [*] in the [*].

10.3	ANESIVA recognizes and agrees that in case at any time SIGMA-TAU has to [*] in a country of the Territory in order to [*] the [*] and [*] of the Product in that country of the Territory due to the occurrence of any [*], then the Parties will [*] the [*] and [*] the [*] and the [*]. If no [*] can be found within [*] after a [*] of such [*] and a [*] is probably not [*] for [*], each Party shall be [*] to [*] this [*] as a [*] or for the [*] of the [*] concerned by [*] of [*] to the other [*] with [*] to [*].

10.4	The Parties agree to [*] the [*] of the [*] in accordance with the provision set forth Appendix E attached hereto.

10.5	SIGMA-TAU shall pay to ANESIVA the price of each shipment of the Product within [*] from the date of the relevant invoice. Payment shall be remitted by wire transfer in immediately available funds in the invoiced currency (i.e. U.S. Dollar), to a bank and account to be designated in writing from time to time by ANESIVA.

11.	INTELLECTUAL PROPERTIES

11.1	Subject to Clause 3.2, SIGMA-TAU will sell the Product under the Trademark, which is and shall remain the property of ANESIVA. In this case, ANESIVA shall take care of the maintenance, defence and enforcement of the Trademark in the Territory.

11.2	ANESIVA shall retain the control of all right, title and interest in and to the Patents, and it shall, at its own expenses, maintain, defend and enforce the Patents in the Territory.

11.3	Nothing in this Agreement shall be construed as granting or transferring to SIGMA-TAU any right, title or interest in and to the Trademark and/or the Patents except the right to use the same as herein provided during the term of this Agreement.

11.4	Either Party shall communicate to the other Party any actual or possible infringement of the Trademark or Alternate Trademark, as the case may be, and/or Patents in the Territory by any third party as soon as possible when it comes to its knowledge. ANESIVA and SIGMA-TAU shall consult together in order to determine the appropriate action to be taken for the elimination of any infringement in the Territory and SIGMA-TAU shall assist and cooperate with ANESIVA, at ANESIVA’s expense, provided, that in the case of any infringement of the Alternate Trademark, ANESIVA shall assist and cooperate with SIGMA TAU for the elimination of such infringement at SIGMA TAU’s expense.

12.	INDEMNIFICATION

12.1

SIGMA-TAU will indemnify and hold harmless ANESIVA from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all third party claims if and to the extent that such claims are caused by SIGMA-TAU

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and/or its Sub-licensees storage, use, promotion, distribution and sale of the Product in the Territory, provided, however, that SIGMA-TAU shall have no obligation to indemnify or hold ANESIVA harmless when or if ANESIVA and/or its Manufacturer have been negligent whether in Manufacturing, storing, handling or otherwise dealing with the Product or in case said claims arise out of or are attributable to any breach of this Agreement by ANESIVA.

12.2	ANESIVA shall defend and hold harmless SIGMA-TAU and/or its Sub-licensees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs regardless of outcome) arising as a result of any third party product liability claims or mandatory or voluntary recall of the Product if and to the extent that such losses are caused by (i) infringement of third parties’ intellectual property rights with regard to the Product (ii) failure of the Product to conform to the Specifications under the relevant Registrations; (iii) any willful or negligence act or omission of ANESIVA and/or its Manufacturer in relation to the Product provided, however, that ANESIVA shall have no obligation to indemnify or hold SIGMA-TAU and/or its Sub-licensees harmless when or if SIGMA-TAU has been negligent whether in testing, storing, handling or otherwise dealing with the Product or in case said claims arise out of or are attributable to any breach of this Agreement by SIGMA-TAU. In case of [*] of the Product, [*] shall apply.

12.3	Any Party seeking to be indemnified hereunder (the “Indemnified Party”) shall notify the other Party from which indemnification is sought (the “Indemnifying Party”) in writing no later than [*] after becoming aware of any claims or proceedings made or instituted against it or which may be made or instituted against it in respect of which indemnification may be sought hereunder. If any action is threatened or brought against the Indemnified Party, and it notifies the Indemnifying Party thereof, the Indemnifying Party shall have the right, but not the obligation, to defend against, control the defence of, and settle any such claim. after notice by the Indemnifying Party of its election to assume the defence of any claim, the Indemnified Party shall no longer be liable for any legal or other expense subsequently incurred by the Indemnifying Party in connection with the defence thereof. The Indemnified Party shall co-operate with the Indemnifying Party in the defence of any claim. The Indemnified Party shall be entitled to participate in the defence of such action provided, however, the decisions of counsel for the Indemnifying Party shall be controlling and the Indemnified Party shall be responsible for the expenses of its own counsel, if any. The Parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the Indemnifying Party. The right to indemnification hereunder is conditional upon the provision of prompt notification by the Indemnified Party to the Indemnifying Party and the opportunity to handle and control the defence of the action by the Indemnifying Party.

12.4

Subject to the provisions of Clause 12.3, ANESIVA agrees to hold SIGMA-TAU and/or its Sub-licensees harmless and to indemnify SIGMA-TAU and/or Sub-licensees against any liability to third parties caused by any infringement of the patents, trademark or other intellectual property rights of any third party resulting from the registration, import, use,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

promotion, distribution and sale of the Product by SIGMA-TAU and/or its Sub-licensee in the Territory in accordance with the terms of this Agreement. SIGMA-TAU shall co-operate with and shall permit ANESIVA at ANESIVA’s own expense, to defend any such action.

13.	TERM & TERMINATION

13.1	This Agreement shall become legally effective as of the Effective Date and shall have a duration of [*] starting from the [*] or until [*], whichever [*] (hereinafter the “License Term”), unless otherwise provided herein.

13.2	This Agreement [*] for [*] of [*], unless [*] by [*] giving to the other [*] in [*], such [*] to be [*] at the [*] of the [*] referred or at the [*] of any of its [*].

13.3	After the License Term or after [*] under [*], SIGMA-TAU shall have a perpetual exclusive fully-paid up license, with the right to sub-license, to import, promote, distribute and sell the Product in the Territory under the Know-How, Registrations and/or Registration Dossier and the Trademark, if applicable, provided that SIGMA-TAU purchases the Product from ANESIVA at a transfer price to be agreed in good faith between the Parties as to be consistent with the then current market conditions. It is understood between the Parties that this Clause shall not apply in case of termination of this Agreement by ANESIVA due to material breach by SIGMA-TAU.

13.4	SIGMA-TAU or ANESIVA may terminate this Agreement forthwith upon prior written notice, with respect to such country of the Territory for which the relevant Registration has not been granted within [*] after the [*] of the [*] in a country of the Territory.

13.5	Upon failure of either Party to fulfil any of its material obligations hereunder, or in case of any other material breach or violation of this Agreement, the Party aggrieved by such default, breach or violation may give to the other Party written notification of such default, breach or violation. If after [*] from the date of such notification, the Party concerned has failed or refused to remedy, this Agreement may be terminated forthwith by written notice sent by registered mail and/or fax and/or email accompanied by a confirmed receipt. Such termination shall be without prejudice to any other rights or claims the aggrieved Party may have against the other Party.

13.6	Either Party shall have the right to terminate this Agreement effective upon written notice to the other Party in the event the non-notifying Party becomes insolvent, bankrupt, or makes an assignment for the benefit of creditors, or in the event that insolvency proceedings are instituted against the non-notifying Party or on the non-notifying Party’s behalf.

13.7	Expiry or termination of this Agreement for any reason shall be without prejudice to the obligations of confidentiality provided for in Clause 5 hereof and any other claim or remedies which either Party may then or thereafter have hereunder or otherwise.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.8	In case of termination of this Agreement due to breach of SIGMA-TAU, SIGMA-TAU shall immediately cease commercializing the Product and using the Trademark or Alternate Trademark, as the case may be, and shall transfer to ANESIVA, free of charge, all the Know-How which it has received hereunder and any and all documentation, authorization and approval, including the Registrations, obtained or received with regard to the Product and all rights to the Alternate Trademark. To the extent assignment or transfer of authorization, approvals and Registrations is not permitted under local law in the Territory, SIGMA-TAU shall co-operate in their cancellation and reissuance to ANESIVA. SIGMA-TAU shall be entitled to retain in its legal department one copy of all materials returned which shall only be used for legal purposes thereafter.

13.9	In case of termination of this Agreement due to material breach of ANESIVA, SIGMA-TAU shall be [*] from [*] a [*] between the Parties within [*] of the effective date of such termination. Such [*] shall include: [*] by ANESIVA of SIGMA-TAU’s [*] to [*] in connection with this Agreement; [*] of any [*] made to [*] under [*], and [*] of an [*] to SIGMA-TAU’s [*] in connection with this Agreement during the [*] before termination of this Agreement; such [*] to be [*] and [*] by SIGMA-TAU. In no event, however, shall ANESIVA be [*] to [*] to SIGMA-TAU, including any [*]. In the event that no [*] is found, the Parties shall [*] an [*] of [*] which shall [*] the [*] of the [*] based on the [*] set forth above. The [*] for the [*] of the [*] based on such [*] by the [*] shall be [*] between the Parties. ANESIVA shall [*] SIGMA-TAU the [*] so [*] to the other Party within [*] from receipt by ANESIVA of the [*] relating to the above mentioned [*]. In the event that the Parties are even unable to agree on the [*] of the [*],[*] shall apply.

13.10	Upon expiry or termination of this Agreement by SIGMA-TAU due to fault of ANESIVA, SIGMA-TAU shall have the right, at its option, to: i) [*] in SIGMA-TAU’ s [*] (on the terms and conditions of this Agreement) for a period not exceeding [*] from the date of expiry or termination of this Agreement, if applicable, or ii) to [*] to ANESIVA any [*] in SIGMA-TAU’ s [*] at the [*] by SIGMA-TAU at the time of termination. In case of termination of this Agreement by ANESIVA due to fault of SIGMA-TAU, ANESIVA shall have the right, at its option, to: i) allow SIGMA-TAU to [*] in SIGMA-TAU’ s [*] (on the terms and conditions of this Agreement) for a period not exceeding [*] from the date of expiry or termination of this Agreement, if applicable, or ii) to purchase from SIGMA-TAU any [*] in SIGMA-TAU’ s [*] at the [*] by SIGMA-TAU at the time of termination.

14.	NOTICES

14.1	Any notice required to be given hereunder shall be considered properly given if sent by registered airmail, telecopier or by personal courier delivery to the respective address of each Party as follows:

If to ANESIVA:

Anesiva Inc.

650 Gateway Boulevard

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

South San Francisco, CA 94080 USA

Attn: General Counsel

Tel: (001) 650 246 6911

Fax: (001) 650 871 5603

If to SIGMA-TAU:

Sigma-Tau Industrie Farmaceutiche Riunite S.p.A.

Via Pontina, Km 30, 400

00040 Pomezia, Rome

Italy

Attn: General Counsel

Tel: 0039 06 91393962

Fax: 0039 06 91394235

or to such other address or addressee as a Party may designate in writing. Any such notice, information or communication shall be effective as of the date of mailing only when it duly arrives in the hands of the addressee.

15.	MISCELLANEOUS

15.1	Governing Law. This Agreement will be governed by the laws of [*]. In the case of disputes, efforts shall first be made to reach resolution through discussions between senior executives of the Parties; thereafter through non-binding mediation using a mutually acceptable industry expert and only if all good faith attempts have failed, the Parties shall submit to binding arbitration under the commercial arbitration rules of [*] with such arbitration proceedings to be held in [*].

15.2	Assignment. Unless otherwise provided in this Agreement, either Party shall not at any time, without the prior written consent of the other Party having been obtained, assign, transfer or in any manner make over the benefits or obligations of this Agreement to any person, firm, organisation or company whomsoever. Notwithstanding the foregoing, SIGMA-TAU shall have the right to assign, transfer or in any manner make over the benefits or obligations of this Agreement to any of its Affiliated Companies, upon prior written notice to ANESIVA.

15.3	Waiver: A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertakings, obligation or agreement of either Party.

15.4

Force Majeure: If the fulfillment by any Party hereto of any of its obligations hereunder is prevented, restricted or interfered with, e.g. by reason of flood, fire, explosion, breakdown of plant, strike, lock-out, labour dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, or any law, order,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

proclamation, regulation, ordinance, demand or requirement of any subdivision, authority or representative of any such government, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, then the Party so affected shall be excused from performance hereunder to the extent and for the duration of such prevention, provided it first notifies the other Party in writing the matters constituting force majeure together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue. The Parties shall cooperate in order to take all reasonable steps to minimise the effects of force majeure on the performance of this Agreement and shall, if necessary, agree on appropriate measures to be taken. In the event force majeure prevents the other Party from fulfilling its obligations for more than [*], the affected Party may terminate this Agreement.

15.5	Severability: Should a court of competent jurisdiction hold any provision of this Agreement to be invalid, illegal or unenforceable and such holding is not reversed in an appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue with regards to this severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the Parties.

15.6	Entire Agreement: This Agreement contains the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes any and all previous agreements, negotiations, commitments and writings as to the subject matter hereof, including the LOI mentioned in the second WHEREAS of the premises. Neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations as to such subject matter other than as expressly provided herein or as fully set forth subsequent to the date hereof in a written instrument signed by a proper and duly authorised officer or representative of the Parties.

15.7	Relationship: This Agreement is not intended, nor shall it be construed to be, the formation of a partnership, syndicate, association, joint venture or organization of whatsoever kind between the Parties.

15.8	Counterparts: This Agreement can be executed in counterparts of which are deemed to be an original, but all of which taken together shall constitute one and the same document.

15.9	Cooperation: Each Party agrees to execute such further papers, agreements, documents and instruments as may be necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

15.10	Third-Party Beneficiaries: None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party including, without limitation, any creditor of any Party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.11	Survival: Any term or provision of this Agreement which expressly purports to survive, or which a reasonable person would assume to be intended to survive, termination hereof shall be in force during the teen of this Agreement and any extension hereof and shall survive termination or expiration of this Agreement and shall remain in full force and effect. The provisions of this Agreement which do not survive termination or expiration hereof shall nonetheless be controlling on, and shall be used in construing and interpreting the rights and obligations of the Parties.

IN WITNESS THEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives in duplicate, as of the Effective Date.

Anesiva, Inc.		Sigma-Tau Industrie Farmaceutiche Riunite S.p.A.

/s/ Samantha Miller		/s/ Ugo Di Francesco

By:	Samantha Miller	By:	Mr. Ugo Di Francesco
Title:	Vice President, Business Development	Title:	Vice President & CEO
Date:	February 4, 2008	Date:	February 4, 2008

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A

Patents

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B

Product

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX C

Territory

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX D

Trademark

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX E

Exchange Rate Fluctuation

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.